UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2005

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

For purposes hereof, the “Registrant” means AmerisourceBergen Corporation.

On or about October 31, 2005, an amendment (the “Amendment”) to the Registrant’s $1.05 billion receivables securitization facility (the “Securitization Facility”) became effective. The Securitization Facility was entered into as of July 10, 2003 among Amerisource Receivables Financial Corporation, AmerisourceBergen Drug Corporation, various purchaser groups party to the Securitization Facility and Wachovia Bank, National Association, as administrator for each of the purchaser groups. The terms of the Amendment eliminated the $350 million 364-day tranche from the Securitization Facility and lowered the amount available under the Securitization Facility to $700 million.

Item 8.01.	Other Events.

On November 3, 2005, the Registrant issued a news release announcing its earnings for the quarter and year ended September 30, 2005 and announcing its corresponding earnings conference call. A copy of the news release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

99.1	News Release dated November 3, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: November 3, 2005	By:	/s/ MICHAEL D. DICANDILO
	Name:	Michael D. DiCandilo
	Title:	Executive Vice President
and Chief Financial Officer